Artisan Partners Asset Management
Power of Attorney

The undersigned hereby appoints each of Laurie Simpson, Lisa Moran or Molly Bussie, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain, update or generate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended
(the ?Exchange Act?) or any rule or regulation of the SEC;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to enroll in EDGAR Next and maintain and manage the undersigned?s EDGAR account under the SEC?s new EDGAR Next program;

(3)	prepare, execute for and on behalf of the undersigned, in the undersigned?s capacity as a director of Artisan Partners Asset Management Inc. (the ?Company?), and submit Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(4)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority, including, without limitation, to obtain as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to the attorney-in-fact ; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in his or her discretion.

The undersigned hereby ratifies all that the attorneys in fact, or such attorneys in fact?s substitute or substitutes, have done, may do or may cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with
Section 16 of the Exchange Act and that the undersigned is not relieved from responsibility for compliance with the undersigned?s obligations under
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.


IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 19, 2025.

	/s/ Clarence Kane Brenan
	Clarence Kane Brenan